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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       FORM 8-K



                                    CURRENT REPORT
                          Pursuant to Section 13 or 15(d) of
                         THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): APRIL 27, 1998



                                  BEST BUY CO., INC.
                  (Exact name of registrant as specified in charter)


MINNESOTA                           1-9595                    41-0907483
(State or other                   (Commission File          (I.R.S. Employer
jurisdiction of                   Number)                   Identification No.)
incorporation)



            7075 FLYING CLOUD DRIVE, EDEN PRAIRIE, MINNESOTA        55344
          (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code: 612\947-2000


                                      NO CHANGE
            (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

     On April 27, 1998, Best Buy Co., Inc., announced a 2-for-1 stock split, payable in the form of a 100% stock dividend. Shareholders of record on Monday, May 11, 1998, will receive one additional share for every share held, to be issued on Tuesday, May 26, 1998. After the split, the company will have approximately 100 million shares outstanding.

     On April 27, 1998, the company also announced that over 99% of the 6 1/2% Convertible Monthly Income Preferred Securities of Best Buy Capital, L.P. had been converted into the company's common stock as of the close of business on Friday, April 24, 1998, the Conversion Expiration Date.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS

     99   Press Release issued April 27, 1998.





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                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BEST BUY CO., INC.
                                           (Registrant)



Date: April 27, 1998                    By:     /s/Elliot S. Kaplan
                                             ---------------------------------
                                               Elliot S. Kaplan, Secretary


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